Exhibit 107

Calculation of Filing Fee Table

Form S-3
(Form Type)

Century Aluminum Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities To Be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Rule 457(o)
	Equity	Preferred Stock	Rule 457(o)
	Equity	Depositary Shares	Rule 457(o)
	Other	Subscription Rights	Rule 457(o)
	Debt	Debt Securities	Rule 457(o)
	Other	Guarantees of Debt Securities	Rule 457(o)
	Other	Warrants	Rule 457(o)
	Other	Stock Purchase Contracts	Rule 457(o)
	Other	Stock Purchase Units	Rule 457(o)
	Unallocated (Universal Shelf)	(1)	Rule 457(o)	$350,000,000	(2)	$350,000,000	0.0001102	$38,570
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
		Total Offering Amounts				$350,000,000		$38,570
		Total Fees Previously Paid						—
		Total Fee Offsets						$36,360
		Net Fee Due						$2,210

(1)	The amount to be registered consists of up to $350,000,000 of an indeterminate amount of each security class listed in Table 1. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable in respect thereof as a result of stock splits, stock dividends or similar transactions. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are offered in units. Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the Registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary shares will be distributed to those persons purchasing such interests and such shares of preferred stock will be issued to the depositary under the deposit agreement. The debt securities may be guaranteed pursuant to guarantees by one or more subsidiaries of the Registrant. Pursuant to Rule 457(n), no separate fee for the guarantees is payable. The warrants covered by this registration statement may be warrants for debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights.

(2)	The proposed maximum aggregate offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, issuance by the Registrant of the securities registered hereunder.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Century Aluminum Company	POSASR	333-219556	Feb. 14, 2019		$36,360	Unallocated (Universal) Shelf	(3)	(3)	$300,000,000
Fee Offset Sources	Century Aluminum Company	POSASR	333-219556		Feb. 14, 2019						$11,185(3)
Fee Offset Sources	Century Aluminum Company	Form S-3	333-209966		March 7, 2016						(3)
Fee Offset Sources	Century Aluminum Company	POSASR	333-200001		Feb. 16, 2016						$25,175(3)

(3)	On February 14, 2019, the Registrant filed Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-219556), which automatically went effective on such date, that identified and registered an aggregate principal amount of $300,000,000 of an indeterminate amount of securities to be offered by the Registrant from time to time for which a contemporaneous filing fee of $36,360 was due, which paid through a fee offset of $25,175 and a payment of $11,185. On March 7, 2016, the Registrant filed a Registration Statement on Form S-3 (File No. 333-209966) for which a filing fee of $25,175 was due, which was paid through a fee offset of $25,175. On February 16, 2016, the Registrant filed Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-200001) for which a filing fee of $25,175 was paid. No securities were offered and sold under any of these prior Registration Statements. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is allocating the $36,360 of the unused filing fees to offset the filing fee payable in connection with this filing.